Exhibit 10.1

SECOND AMENDED AND RESTATED ADVISORY AGREEMENT

THIS SECOND AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”), dated as of July 1, 2021 (the “Effective Date”), is entered into by and among InPoint Commercial Real Estate Income, Inc., a Maryland corporation (the “Company”), InPoint REIT Operating Partnership, LP, a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”), and Inland InPoint Advisor, LLC, a Delaware limited liability company (the “Advisor”). All references to the Company in this Agreement shall include the Company’s wholly owned subsidiaries and, where applicable, the Operating Partnership. This Agreement amends and restates in its entirety the First Amended and Restated Advisory Agreement, dated as of April 29, 2019, by and among the Company, the Operating Partnership and the Advisor, and shall become effective as of the Effective Date.

WITNESSETH:

WHEREAS, the Company is a corporation formed under the Maryland General Corporation Law (the “MGCL”);

WHEREAS, the Company through its interest in the Operating Partnership originates, acquires and manages a diversified portfolio of commercial real estate investments primarily comprised of floating-rate commercial real estate investments debt, including first mortgage loans, subordinate mortgage and mezzanine loans, and participations in such loans;

WHEREAS, the Company elected and intends to continue to elect to be taxed as a REIT (as defined below) for U.S. federal income tax purposes;

WHEREAS, the Company and its subsidiaries including the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors (as defined below), all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render these services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1. Definitions. As used herein, the following capitalized terms shall have the meanings set forth below:

“Acquisition Expenses” means any and all expenses incurred by the Company, the Advisor, any Person engaged by the Advisor, including the Sub-Advisor, or any of the respective Affiliates of any of the foregoing in connection with selecting, evaluating or acquiring any investments, regardless of whether the investment is acquired, including but not limited to legal fees and expenses, travel and communication, appraisals and surveys, nonrefundable option payments, accounting fees and expenses, computer related expenses, architectural and engineering reports, environmental and asbestos audits and surveys, title insurance and escrow fees, and miscellaneous expenses.

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“Advisor Nominee” means any individual designated pursuant to Section 3(e) as a nominee to the Board of Directors by the Advisor or the Sub-Advisor, including without limitation, the Independent Director nominees.

“Advisory Fee” means the fee payable to the Advisor, the Sub-Advisor or their respective designees under Section 8(a) hereof.

“Affiliate” or “Affiliates” means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, fifty percent (50.0%) or more of the outstanding voting securities of such other Person; (ii) any Person fifty percent (50.0%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee, general partner or manager of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee, general partner or manager.

“Annual Total Return” means, as further described in Section 8(a), the investment return provided to Stockholders, which shall be calculated independently for each class of Shares, and shall be equal to, for all such Shares outstanding during the calendar year (or such other applicable period), the sum of (i) Declared Distributions per Share over the calendar year (or such other applicable period) plus (ii) change in NAV per Share over the calendar year (or such other applicable period).

“Annual Total Return Percentage” means, as further described in Section 8(a), the Annual Total Return divided by the NAV per Share of the applicable class of Shares at the beginning of the applicable time period.

“Application Fees” has the meaning set forth in Section 8(b).

“Average Invested Assets” means, for any specified period, the average of the aggregate book value of the assets of the Company, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in Real Property and all Real Estate-Related Assets or other securities and consolidated and unconsolidated Joint Ventures or other partnerships, before non-cash charges such as depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of these values at the end of each month during the specified period.

“Board of Directors” means the persons holding the office of director of the Company as of any particular time under the Charter.

“Business Day” means any day other than Saturday, Sunday or any other day on which national banks are required or are authorized to be closed in Chicago, Illinois or New York, New York.

“Bylaws” means the bylaws of the Company, as amended or restated from time to time.

“Change of Control ” means a change of control of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if: (i) any “person” (within the meaning of Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Company representing 9.8% or more of the combined voting power of the Company’s securities then

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outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company that is not approved by the Board of Directors; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all the assets of the Company to another Person, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Stockholders that results in the contesting party electing candidates to a majority of the Board of Directors’ positions next up for election.

“Charter” means the Articles of Amendment and Restatement of the Company, as amended, restated or supplemented from time to time.

“Class P Shares” means shares of the Company’s $0.001 par value common stock that have been designated as Class P.

“CMBS” means commercial mortgage-backed securities.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder or corresponding provisions of subsequent revenue laws.

“Control Persons” has the meaning set forth in Section 14.

“CRE CLO” means commercial real estate collateralized loan obligations.

“Dealer Manager” means Inland Securities Corporation, a Delaware corporation, or any of its successors or assigns.

“Dealer Manager Agreement” means the dealer manager agreement then in effect between the Company and the Dealer Manager with respect to the distribution of Shares in any Private Placement or any Public Offering.

“Dealer Manager Fee” means the dealer manager fee payable to the Dealer Manager as described in any Memorandum or Prospectus, as applicable.

“Declared Distributions” means the aggregate Distributions payable for the applicable period.

“Distributions” means any distributions (as such term is defined in Section 2-301 of the MGCL) of money or other property, pursuant to the Charter, by the Company to owners of Equity Stock, including distributions that may constitute a return of capital for federal income tax purposes.

“Draw Request Fees” has the meaning set forth in Section 8(b).

“Elected Deferred Amounts” has the meaning set forth in Section 8(f)(ii).

“Equity Stock” means all classes or series of capital stock of the Company authorized under the Charter, including, without limit, any class or classes of common stock, $0.001 par value per share, and any class or classes of preferred stock, $0.001 par value per share.

“Excess Amount” has the meaning set forth in Section 11(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expense Year” has the meaning set forth in Section 11(b).

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“Fiscal Year” means the calendar year ending December 31.

“Fixed Component” means the fee payable to the Advisor, the Sub-Advisor or their respective designees under Section 8(a)(i) hereof.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time or any other accounting basis mandated by the Securities and Exchange Commission.

“Gross Offering Proceeds” means the aggregate purchase price for Shares sold in any Public Offering, without deduction for volume discounts or Organization and Offering Expenses of any Public Offering.

“Indemnitee” has the meaning set forth in Section 21(a).

“Independent Director” means any director of the Company who is an “Independent Director” for purposes of the Charter.

“Initial Investment” has the meaning set forth in Section 28.

“Inland” means Inland Business Manager & Advisor Group, Inc., a Delaware corporation that is the parent company of the Advisor.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Guidelines” means the investment guidelines adopted by the Board of Directors, as amended from time to time, pursuant to which the Advisor, or, if delegated to the Sub-Advisor, the Sub-Advisor, has discretion to originate, acquire and dispose of Investments for the Company without the prior approval of the Board of Directors.

“Investments” means any investments by the Company in Real Property, Real Estate-Related Assets and all other investments in which the Company may acquire an interest, either directly or indirectly, including through ownership interests in a Joint Venture.

“Issuer Costs” means all expenses, other than underwriting compensation, incurred by or on behalf of the Company, and to be paid from the assets of the Company, in connection with and in preparing the Company for registration (with respect to any Public Offering) or qualification for an exemption from registration (with respect to any Private Placement) and offering its Shares to investors, including, but not limited to, reimbursing the Dealer Manager and participating soliciting dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities, expenses for printing, engraving and mailing, charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts, reasonable expenses relating to attending educational meetings and conferences (with respect to the Advisor, however, solely the reasonable expenses of attending such meetings and conferences incurred by the Chief Executive Officer of the Advisor), expenses of qualifying the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees and expenses.

“Joint Venture” means a joint venture, limited liability company, corporation or partnership arrangement (excluding the Operating Partnership) in which the Company, or any subsidiary thereof, is a co-venturer, member, stockholder or partner with one or more other Persons or an entity, which acquires, owns or manages Real Property or Real Estate-Related Assets.

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“Liquidity Event” means a Sale of all or substantially all of the Investments, a listing of the Shares on a national securities exchange or any merger, reorganization, business combination, share exchange or acquisition or other similar transaction by any Person or related group of Persons of beneficial ownership of all or substantially all of the Shares in one or more related transactions, or another similar transaction involving the Company, pursuant to which the Stockholders receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their Shares.

“Loan Administrative Fees” has the meaning set forth in Section 8(b).

“Loan Origination Fees” has the meaning set forth in Section 8(b).

“Memorandum” means a confidential private placement memorandum relating to the offer and sale of Shares in a Private Placement.

“MGCL” has the meaning set forth in the recitals.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, and in effect on the Effective Date.

“NAV” means the Company’s net asset value, calculated pursuant to the Valuation Guidelines.

“Net Income” means, for any period, the aggregate amount of total revenues applicable to the period, less the total expenses applicable to the same period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and bad debt reserves and excluding any gain from any Sale.

“Notice” has the meaning set forth in Section 22.

“Offering” means any Private Placement or Public Offering.

“Organization and Offering Expenses” means the aggregate of all Issuer Costs, plus all underwriting compensation (including without limitation Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees) incurred in any particular Offering.

“Performance Component” means the fee payable to the Advisor, the Sub-Advisor or their respective designees under Section 8(a)(ii) hereof.

“Person” means any individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act, or any successor statute thereto and a group to which an Excepted Holder Limit (as defined in the Charter) applies.

“Priority Return Percentage” has the meaning set forth in Section 8(a)(ii).

“Private Placement” means any unregistered private Offering of Shares by the Company pursuant to a Memorandum.

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“Prospectus” has the meaning set forth in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the general rules and regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Shares to the public in a Public Offering.

“Public Offering” means a public offering of Shares pursuant to the applicable Prospectus, as amended and supplemented from time to time.

“Real Estate Loans” means any indebtedness or obligations in respect of borrowed money backed principally by real estate, such as mortgage, mezzanine, bridge and other loans.

“Real Estate Manager” means any Person engaged by the Company or the Operating Partnership to manage any Real Property, including Inland Commercial Real Estate Services, LLC, a Delaware limited liability company, or any of its successors or assigns, or other entities Affiliated with the Advisor.

“Real Estate-Related Assets” means any investments by the Company or the Operating Partnership in Real Estate Loans and Real Estate-Related Securities.

“Real Estate-Related Securities” means commercial real estate securities, such as CMBS, unsecured debt of publicly-traded REITs and CRE CLO notes.

“Real Property” means land, rights or interests in land (including, but not limited to, leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on, or used in connection with, land and rights or interest in land, in each case owned or to be owned by the Company either directly or indirectly through one or more Affiliates, Joint Ventures, partnerships or other legal entities.

“Registration Statement” means any registration statement on Form S-11 the Company may file with regard to a Public Offering, as amended from time to time, and the Prospectus contained therein.

“REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code.

“REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Sale” or “Sales” means:

(a)Any transaction or series of transactions whereby:

(i)The Company or the Operating Partnership directly or indirectly, including through any Affiliate (except as described in other subsections of this definition), sells, grants, transfers, conveys or relinquishes its ownership of any Investment or portion thereof, including the sale-leaseback of any Real Property, and including any event with respect to any Investment which gives rise to a significant amount of insurance proceeds or condemnation awards;

(ii)The Company or the Operating Partnership directly or indirectly, including through any Affiliate (except as described in other subsections of this definition) sells, grants, transfers,

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conveys or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner;

(iii)The Company or the Operating Partnership directly or indirectly, including through any Affiliate (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Real Estate Loan or portion thereof, including any payments thereunder or in satisfaction thereof (other than regularly scheduled interest payments) or any amounts owed pursuant to such Real Estate Loan, and including any event with respect to any Real Estate Loan which gives rise to a significant amount of insurance proceeds or similar awards; or

(iv)The Company or the Operating Partnership directly or indirectly, including through any Affiliate (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any other asset not previously described in this definition or any portion thereof; but

(b)Not including any transaction or series of transactions specified in clause (a)(i) through (iv) above in which the proceeds of such transaction or series of transactions are reinvested by the Company in one or more assets within 180 days thereafter.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Claims” has the meaning set forth in Section 21(b).

“Selling Commissions” means, in any Offering, any and all selling commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of any Shares, including, without limitation, commissions payable to the Dealer Manager.

“Shares” means any shares of common stock, par value $0.001 per share, of the Company, and “Share” means one of those Shares.

“Stockholder Servicing Fee” means the stockholder servicing fees payable to the Dealer Manager as described in any Prospectus.

“Stockholders” means the holders of record of the Equity Stock, including the Shares, as maintained in the books and records of the Company or its transfer agent.

“Sub-Advisor” means SPCRE InPoint Advisors, LLC, a Delaware limited liability company.

“Sub-Advisory Agreement” means that certain Second Amended and Restated Sub-Advisory Agreement between the Advisor and the Sub-Advisor, dated as of the date hereof, as amended or restated from time to time.

“Termination Date” means the date of termination of this Agreement.

“Total Operating Expenses” means all costs and expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the operation of the Company or its business, including the Advisory Fee, but excluding: (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration and listing of shares of the Equity Stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance

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with the NASAA REIT Guidelines; (vi) acquisition fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Real Property, (viii) expenses incurred at each Real Property, including expenses and fees payable under the Company’s agreement with any Real Estate Manager, and (ix) other fees and expenses connected with the acquisition, disposition, management and ownership of Investments or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

“Valuation Guidelines” means the valuation guidelines adopted by the Board of Directors, as may be amended from time to time.

“2%/25% Guidelines” has the meaning set forth in Section 11(b) hereof.

2. Duties of the Advisor. The Advisor shall consult with the Company and its Board of Directors and shall furnish advice and recommendations with respect to all aspects of the business and affairs of the Company and its subsidiaries, including the Operating Partnership. The Advisor shall inform the Board of Directors of factors that come to the Advisor’s attention that may, in its opinion, influence the policies of the Company. Subject to the supervision of the Board of Directors and consistent with the provisions of the Charter, the Advisor, directly or indirectly through an Affiliate, the Sub-Advisor or third parties supervised by the Advisor, shall use commercially reasonable efforts to:

(a)Identify potential opportunities for Investments consistent with the Company’s investment objectives and policies, including but not limited to:

(i)	Locate, analyze and select potential Investments;

(ii)Structure and negotiate the terms and conditions of acquisition and disposition transactions;

(iii)Arrange financing and refinancing or other changes in the asset or capital structure of the Company as well as the reinvesting of proceeds from the Sale of, or otherwise deal with the Investments in, Real Property and Real Estate-Related Assets; and

(iv)	Oversee material leases and service contracts related to Real Property.

(b)Manage the Company’s day-to-day operations, consistent with the investment objectives and policies established by the Board of Directors from time to time, including hiring and supervising Company employees, if any;

(c)Investigate and conduct relations with lenders, consultants, accountants, brokers, third party asset managers, attorneys, underwriters, appraisers, insurers, corporate fiduciaries, banks, builders and developers, sellers and buyers of investments and persons acting in any other capacity specified by the Company from time to time, and enter into contracts in the name of the Company or the Operating Partnership with, and retain and supervise services performed by, such parties in connection with investments that have been or may be acquired or disposed of by the Company or the Operating Partnership;

(d)Cooperate with any Real Estate Manager in connection with real estate management services and other activities relating to the Company’s Real Property, subject to any requirement under the

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laws, rules and regulations affecting REITs that the Advisor or any Real Estate Manager, as the case may be, qualifies as an “independent contractor” as that phrase is used in connection with applicable laws, rules and regulations affecting REITs;

(e)Make investments in, and dispositions of, Investments approved by the Board of Directors or within the discretionary limits and authority as granted by the Board of Directors pursuant to the Investment Guidelines, and upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, acquiring and disposing of investments, disbursing and collecting funds in connection with any origination, acquisition or disposition, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests securing Investments;

(f)Provide the Board of Directors with updates on Investments made by the Company that are within the discretionary limits and authority as granted by the Board of Directors pursuant to the Investment Guidelines, and provide the Board of Directors with research and other statistical data and analysis in connection with Investments to be approved by the Board of Directors as a result of such Investments being outside the discretionary limits and authority as granted by the Board of Directors pursuant to the Investment Guidelines;

(g)Assist in negotiations on behalf of the Company with investment banking firms and other institutions or investors for public or private sales of Equity Stock or for other financing on behalf of the Company, provided that in no event may the Advisor or the Sub-Advisor act as a broker, dealer or underwriter of, or for, the Company; provided, however, that any fees and costs payable to third parties incurred by the Advisor or the Sub-Advisor in connection with the foregoing shall be the responsibility of the Company;

(h)Maintain, with respect to any Real Property and to the extent available, title insurance or other assurance of title and customary fire, casualty and public liability insurance;

(i)Coordinate placement of casualty and public liability insurance and directors’ and officers’ insurance;

(j)Except as otherwise provided by the Company, provide office space, equipment and personnel as required for the performance of the foregoing services as the Advisor;

(k)Advise the Board of Directors, from time to time, of the Company’s operating results;

(l)Coordinate preparation, with any Real Estate Manager, of an operating budget and such other reports as may be appropriate for each Real Property owned by the Company;

(m)Prepare, on behalf of the Company, and supervise the filing of all reports required by the Securities and Exchange Commission, including without limitation Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and all reports and returns required by the Internal Revenue Service, other state or federal governmental agencies or other Company vendors relating to the Company and its operations, including specifically its compliance with the REIT Provisions of the Code;

(n)Prepare, on behalf of the Company, and supervise the distribution of reports to Stockholders, and act on behalf of the Company to communicate with Stockholders, brokers, dealers, financial advisors and custodians, whether by in person, written, electronic or telephonic means;

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(o)Arrange for, and plan, the Company’s annual meetings of Stockholders;

(p)Supervise communications with the Company’s transfer agent;

(q)Maintain the Company’s books and records including, but not limited to, appraisals and fairness opinions obtained in connection with acquiring or disposing of Investments if such reports are necessary;

(r)Assist the Board of Directors in evaluating Sales and Liquidity Events, including without limitation: (i) performing due diligence in connection with investigating potential Sales or Liquidity Events; (ii) selecting and conducting relations with experts, investment banking firms and potential acquirers of Real Property and Real Estate-Related Assets, among others; (iii) preparing investment and other strategic models regarding Sales and Liquidity Events for evaluation by the Board of Directors; and (iv) preparing written reports and making presentations regarding potential Sales and Liquidity Events to the Board of Directors;

(s)Administer the Company’s bookkeeping and accounting functions, including without limitation: (i) establishing and implementing accounting and financial reporting procedures, processes and policies; (ii) maintaining the Company’s general ledger and sub ledgers; (iii) recording Investments and any funding of indebtedness; (iv) performing accounting research; (v) budgeting, forecasting and analyzing the Company’s performance; (vi) assisting in selecting and implementing accounting and financial system software; (vii) overseeing platform accounting functions and practices; (viii) reporting to the Board of Directors and the audit committee thereof; (ix) monitoring the Company’s compliance with The Sarbanes–Oxley Act of 2002, as amended, and the effectiveness of the Company’s internal controls; (x) monitoring and ensuring compliance with ratios and covenants set forth in the loan documents for any debt financing; (xi) providing required monthly, quarterly and annual financial reporting, as applicable, to the Company’s lenders; and (xii) ensuring proper accounting treatment for derivative instruments;

(t)Undertake and perform all services or other activities necessary and proper to carry out the Company’s investment objectives, including providing secretarial, clerical and administrative assistance for the Company and maintaining the Company’s website;

(u)From time to time, or at any time reasonably requested by the Board of Directors, make reports to the Board of Directors of its performance of services to the Company under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor, the Sub-Advisor or any of their respective Affiliates;

(v)Administer the valuation of Investments and the calculation of the NAV per share for each class of Shares outstanding in accordance with the Valuation Guidelines, including supervising any third parties engaged by the Board of Directors to assist with this process and report on compliance with the Valuation Guidelines to the Board of Directors;

(w)Select Joint Venture partners, if and as appropriate for the Company, structure corresponding agreements and oversee and monitor these relationships;

(x)Evaluate and recommend to the Board of Directors, if and as appropriate for the Company, hedging strategies and modifications thereto in effect and cause the Company to engage in overall hedging strategies consistent with the Company’s status as a REIT and with the Company’s investment policies approved by the Board of Directors;

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(y)Advise the Company regarding the maintenance of the Company’s exception from the Investment Company Act and monitor compliance with the requirements for maintaining an exception from such act;

(z)Advise the Company regarding the Company’s ability to elect REIT status, and thereafter maintenance of the Company’s status as a REIT, and monitor compliance with the various REIT qualification tests in the REIT Provisions of the Code;

(aa)Take all necessary actions to enable the Company and the Operating Partnership to make required tax filings and reports, including soliciting Stockholders for required information to the extent provided by the REIT Provisions of the Code;

(bb)Cause the Company and the Operating Partnership to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(cc)Handle and resolve all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company and the Operating Partnership may be involved or to which the Company and the Operating Partnership may be subject, arising out of the Company’s or the Operating Partnership’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;

(dd)Use commercially reasonable efforts to cause the Company and the Operating Partnership to comply with all applicable laws; and

(ee)Perform such other services as may be required from time to time for the management and other activities relating to the Company’s and the Operating Partnership’s respective business and assets as the Board of Directors shall reasonably request or the Advisor shall deem appropriate under the particular circumstances.

3. Authority of Advisor.

(a)Pursuant to the terms of this Agreement (including the restrictions included in this Section 3 and in Section 5), and subject to the continuing and exclusive authority of the Board of Directors over the supervision of the Company, the Company, acting on the authority of the Board of Directors, hereby delegates to the Advisor the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Advisor, may be necessary or advisable in connection with the Advisor’s duties described in Section 2 hereof, including the making of any Investment that fits within the Investment Guidelines.

(b)Notwithstanding the foregoing, any investment in an Investment that does not adhere to the Investment Guidelines will require the prior approval of the Board of Directors or any duly authorized committee of the Board of Directors, as the case may be.

(c)If a transaction requires approval by the Independent Directors, the Advisor will deliver, or cause the Sub-Advisor to deliver, to the Independent Directors all documents and other information reasonably required by them to evaluate properly the proposed transaction.

(d)The Board of Directors may, at any time upon the giving of written notice to the Advisor, amend the Investment Guidelines or modify or revoke the authority set forth in this Section 3; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor or such later

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date as is specified by the Board of Directors and included in the written notice provided to the Advisor and such modification or revocation shall not be applicable to investment transactions to which the Advisor or any third-party engaged by the Advisor, including the Sub-Advisor, has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification, or if later, the effective date of such modification or revocation specified by the Board of Directors.

(e)During the term of this Agreement, the Board of Directors shall at all times be comprised of no fewer than five (5) individuals, subject to the Charter and Bylaws. The Advisor and the Sub-Advisor shall each have the right to designate for nomination, subject to the approval of such nomination by the Board of Directors, one (1) director to the slate to be voted on by the Stockholders; provided, however, that in the event the number of directors constituting the Board of Directors is increased by a vote of the Board of Directors pursuant to the Charter and Bylaws, such number of director nominees to which each of the Advisor and the Sub-Advisor is entitled shall be increased as necessary by a number that will result in such nominees representing not less than 20% of the total number of directors.

The Advisor and the Sub-Advisor, after consulting with each other, will have the right to jointly designate for nomination, subject to approval of such nomination by the Board of Directors, three (3) individuals to serve as Independent Directors; provided however, that in the event the number of directors constituting the Board of Directors is increased by a vote of the Board of Directors pursuant to the Charter and Bylaws, such number of Independent Director nominees to which the Advisor and the Sub-Advisor are entitled shall be increased as necessary by a number that will result in such nominees representing not less than the minimum number of Independent Directors required under applicable law and pursuant to the Charter and Bylaws.

The Advisor will provide, or, if such Advisor Nominee was designated for nomination by the Sub-Advisor, request that the Sub-Advisor provide, the Board of Directors with such information about each Advisor Nominee as is reasonably requested by the Board of Directors in order to comply with applicable disclosure rules, including without limitation, any information that a stockholder of the Company must provide to the Company in order to nominate a director under the Bylaws.

If a vacancy on the Board of Directors arises as a result of the death, disability or retirement, resignation or removal of an Advisor Nominee and such vacancy results in the number of Advisor Nominees then serving on the Board of Directors being less than the number that each of the Advisor and the Sub-Advisor are then entitled to designate for nomination to the Board of Directors, the Advisor or the Sub-Advisor, as applicable, shall be entitled to designate for nomination an Advisor Nominee to fill such a vacancy subject to approval by the Board of Directors.

4. No Partnership or Joint Venture. The Company and the Advisor are not, and shall not be deemed to be, partners or Joint Venturers with each other.

5. Limitations on Activities. Notwithstanding any other provision of this Agreement to the contrary, the Advisor shall refrain from taking any action that, in its reasonable judgment or in any judgment of the Board of Directors of which the Advisor has prior written notice, would adversely affect the qualification of the Company as a REIT under the Code, subject the Company to regulation under the Investment Company Act or that would violate in any material respect any law, rule or regulation of any governmental body or agency having jurisdiction over the Company, its Equity Stock or its Investments, or that would otherwise not be permitted by the Charter. If any such action is ordered by the Board of Directors, the Advisor shall promptly notify the Board of Directors that, in the Advisor’s judgment, the action would adversely affect the Company’s, or the Operating Partnership’s, status as a REIT, exemption from regulation under the Investment Company Act or violate any law, rule or regulation or the Charter, and that the Advisor shall refrain from taking such action pending further clarification or instruction from the Board of Directors.

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6. Bank Accounts. At the direction of the Board of Directors or the officers of the Company, the Advisor shall establish and maintain bank accounts in the name of the Company, and shall collect and deposit into and disburse from such accounts moneys on behalf of the Company, upon such terms and conditions as the Board of Directors may approve, provided that no funds in any such account shall be commingled with funds of the Advisor. The Advisor shall, from time to time, as the Board of Directors or the officers of the Company may require, render appropriate accountings of such collections, deposits and disbursements to the Board of Directors and to the Company’s auditors.

7. Fidelity Bond. The Advisor shall not be required to obtain or maintain a fidelity bond in connection with performing its services hereunder.

8. Compensation. Subject to the provisions of this Agreement, including Section 11 hereof, and in addition to any compensation for additional services that may be paid pursuant to Section 10 hereof, the Company shall compensate the Advisor or its designees (including the Sub-Advisor) for services rendered hereunder, as follows:

(a)Advisory Fee. The Advisory Fee will be comprised of two separate components: (1) a fixed component payable monthly (the “Fixed Component”); and (2) a performance component payable annually (the “Performance Component”), each calculated as follows.

(i)The Fixed Component shall be equal to 1/12th of 1.25% of the average NAV for each month, paid monthly in arrears.

(ii)The Performance Component shall be calculated on the basis of the Annual Total Return of each class of Shares in any calendar year, such that for any year in which the Annual Total Return Percentage per share for such class exceeds 7.0% per annum (the “Priority Return Percentage”), the Performance Component will equal 20% of the difference between the Annual Total Return Percentage and the Priority Return Percentage allocable to such class, multiplied by NAV at the beginning of the applicable period for such class, multiplied by the outstanding number of Shares of such class at the end of the applicable period; provided that in no event will the Performance Component exceed 15% of the Annual Total Return allocable to such class for such year. In the event the NAV per share decreases below $25.00 for any class of Shares during the measurement period, any subsequent increase in such NAV per share to $25.00 (or such other adjusted number) shall not be included in the calculation of the Performance Component with respect to that class, provided that the Board of Directors may decrease this threshold if (i) extraordinary events arise (such as a significant disruption in relevant markets, a terrorist attack or acts of nature) and (ii) the Board of Directors, including a majority of Independent Directors, has determined that such change is necessary to appropriately incent the Advisor to perform in a manner that maximizes stockholder value and is in the best interests of the Stockholders.

Notwithstanding the foregoing, the NAV thresholds for each class of Shares are also subject to adjustment by the Board of Directors to account for any stock dividend, stock split, recapitalization or any other similar change in the Company’s capital structure or any Distributions that the Board of Directors has deemed to be a return of capital to the applicable class of Stockholders. If the Performance Component is payable with respect to any class of Shares pursuant to this Section 8(a), the Advisor will be entitled to such payment even in the event that the Annual Total Return Percentage to the Stockholders of such class (or any particular Stockholder) over any longer or shorter period has been less than the Priority Return Percentage. The performance of the Company in any future period shall not in any way impact the amount of any Advisory Fee payable to the Advisor for prior periods, and the Advisor shall have no obligation to return any portion of any Advisory Fee paid to it or any other Person as a result of the Company’s performance in

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any such future period. The Performance Component may be earned in a given period for one or more of the Company’s classes of common stock.

For these purposes only, the NAV of each class of Shares shall be (i) the NAV per Share of such class; (ii) the actual value accorded to each class of Shares in connection with any merger or sale of the Company or its assets; or (iii) if any class of Shares is listed on a national securities exchange, the volume weighted average closing price of such Shares for the last thirty (30) trading days of the current year, or such shorter period as such Shares have been “listed” during the current year.

The Performance Component is payable promptly after the audited financial statements for each calendar year become available, provided that, if this Agreement or its term expires without renewal prior to December 31 of any calendar year, then the Performance Component for such partial year shall be payable promptly after the Company files its unaudited financial statements on Form 10-Q for the quarter that includes the Termination Date. The Performance Component shall be payable for each calendar year in which this Agreement is in effect, even if the Agreement is in effect for less than a full calendar year.

(b)Loan Related Fees. The Company acknowledges and agrees that the Advisor will receive all (i) loan origination fees (whether paid upfront or upon payoff of all or any portion of a loan) (“Loan Origination Fees”) and (ii) (A) application fees (“Application Fees”); and (B) future funding facility draw request fees (“Draw Request Fees”; and together with Application Fees, “Loan Administrative Fees”), in each instance, related to Real Estate Loans made by the Company or the Operating Partnership. Loan Origination Fees and Loan Administrative Fees will only be paid to the Advisor to the extent they are paid by a borrower and generally will be paid directly from such borrower to the Advisor or Sub-Advisor. To the extent any Loan Origination Fees and Loan Administrative Fees are paid to the Company, the Company shall remit such fees to, or as directed by, the Advisor.

(c)Termination. In the event this Agreement is terminated or its term expires without renewal, the Advisory Fee will be calculated and due and payable after the calculation of NAV on the Termination Date. If such fees are payable with respect to any partial calendar quarter or calendar year, the Fixed Component will be prorated based on the number of days elapsed during any partial calendar quarter and the Performance Component will be prorated based on the number of days elapsed during, and Annual Total Return achieved for, the period of such partial calendar year.

(d)Liquidation. In the event the Company commences a liquidation of its Investments during any calendar year, the Company will pay the Fixed Component from the proceeds of the liquidation and the Performance Component will be calculated and paid at the end of the liquidation period prior to the distribution of the liquidation proceeds to the Stockholders.

(e)Form of Payment. The fees payable under this Section 8 shall be paid in cash; provided, however that the Advisor, in its sole discretion, may elect to be paid any of the fees set forth in this Section 8 in Class I Shares (in lieu of cash payment), in which case the number of Class I Shares shall be equal to the cash amount of such fee divided by the most recently determined NAV per Class I Share. Such Class I Shares will not be subject to either the one-year holding requirement or the repurchase limits of the Company’s share repurchase plan.

(f)Deferral of Advisory Fees.

(i)The Advisor shall have the right, in its sole discretion, to elect to defer any portion of Advisory Fees otherwise payable by the Company.

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(ii)Any Advisory Fees otherwise payable that have not been paid pursuant to a deferral election made by the Advisor (collectively referred to as “Elected Deferred Amounts”) shall be paid without interest on any specified later date as the Advisor may determine.

(iii)Elected Deferred Amounts shall be reduced on a dollar for dollar basis upon their payment by the Company to the Advisor, and any such payment shall be applied to Elected Deferred Amounts in the order of oldest to newest.

9. Expenses.

(a)In addition to the compensation paid to the Advisor, the Sub-Advisor or their respective designees pursuant to Section 8 and Section 10 hereof, and subject to the provisions of the Sub-Advisory Agreement and the limitations of Section 9(c) hereof, the Company shall reimburse the Advisor, the Sub-Advisor and their respective Affiliates for all of the expenses attributable to the Company or its subsidiaries including the Operating Partnership and paid or incurred by the Advisor, the Sub-Advisor or their respective Affiliates in providing certain services and licenses hereunder. For purposes of this Section 9(a), expenses of the Dealer Manager will only be reimbursed to the extent provided in the Dealer Manager Agreement.

(b)Expenses that the Company shall reimburse pursuant to Section 9(a) hereof include, but are not limited to:

(i)Issuer Costs incurred in a Private Placement in an amount not to exceed the aggregate organization and offering expenses (as such term is used in the Memorandum) received by the Company in connection with a Private Placement;

(ii)Organization and Offering Expenses; provided that within 60 days after the end of the month in which a Public Offering terminates, the Advisor shall reimburse the Company to the extent Organization and Offering Expenses borne by the Company attributable to such Public Offering exceed 15.0% of the Gross Offering Proceeds raised in the completed Public Offering;

(iii)Expenses, including Acquisition Expenses incurred in connection with evaluating, selecting, originating, structuring, financing, developing or acquiring an Investment or prospective investment or any expenses incurred in connection with any Sale or prospective Sale of an Investment or any contribution or prospective contribution of an Investment to a Joint Venture;

(iv)The actual cost of goods and services purchased for and used by the Company and obtained from entities not affiliated with the Advisor or the Sub-Advisor;

(v)Interest and other costs for money borrowed on behalf of the Company, including points and other similar fees;

(vi)Taxes and assessments on income or attributed to Investments owned by the Company or its subsidiaries including the Operating Partnership;

(vii)Premiums and other associated fees for insurance policies including director and officer liability insurance;

(viii)Expenses of managing and operating Investments owned by the Company or the Operating Partnership, whether payable to an Affiliate of the Company or a non-affiliated Person;

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(ix)Fees and expenses paid to members of the Board of Directors and the fees and costs of any meetings of the Board of Directors or Stockholders;

(x)Expenses associated with dividends or Distributions paid or caused to be paid by the Company or its subsidiaries including the Operating Partnership;

(xi)Expenses of organizing the Company or any of its subsidiaries, including the Operating Partnership, including filing, revising, amending, converting or modifying the Charter, Bylaws or other organizational documents and legal fees associated with preparing this Agreement and the Sub-Advisory Agreement;

(xii)Expenses associated with Stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

(xiii)Administrative service expenses charged to, or for the benefit of, the Company or its subsidiaries, including the Operating Partnership, by non-affiliated third parties;

(xiv)Audit, accounting and legal fees charged to, or for the benefit of, the Company or its subsidiaries, including the Operating Partnership, by non-affiliated third parties;

(xv)Personnel and related employment costs incurred by the Advisor, Sub-Advisor, or their Affiliates in performing the services described in Section 2 hereof, including but not limited to reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services, provided that no reimbursement shall be made for costs of such employees of the Advisor, Sub-Advisor or their Affiliates to the extent that such employees are executive officers of the Company;

(xvi)Legal fees charged to, or for the benefit of, the Company or its subsidiaries, including the Operating Partnership, by Affiliates of Inland;

(xvii)Marketing fees charged to, or for the benefit of, the Company or its subsidiaries, including the Operating Partnership, by Affiliates of Inland;

(xviii)Transfer agent and registrar’s fees and charges;

(xix)Expenses incurred in connection with any Liquidity Event; and

(xx)Expenses incurred in connection with any investment in Real Estate-Related Assets and charged to, or for the benefit of, the Company or its subsidiaries, including the Operating Partnership, by non-affiliated third parties.

(c)Notwithstanding any other provision of the Agreement to the contrary, the Company shall not reimburse the Advisor or the Sub-Advisor for any of their respective overhead costs, including rent and utilities, except as provided in Section 9(b)(xv).

(d)With respect to expenses incurred by Affiliates of Inland or the Sub-Advisor related to services and licenses provided for the benefit of the Company, or payments made for these services and licenses, the Advisor, in its sole discretion, may arrange for payment to be made directly from the Company to the Affiliates of Inland or the Sub-Advisor.

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10. Compensation for Additional Services, Certain Limitations. The Company and the Advisor will separately negotiate and agree on the fees for any additional services that the Company asks the Advisor, the Sub-Advisor or any of their respective Affiliates to render in addition to those set forth in Section 2 hereof. Any additional fees or reimbursements to be paid by the Company in connection with the additional services must be fair and reasonable and shall be approved by a majority of the Board of Directors, including a majority of the Independent Directors.

11. Timing of and Additional Limitations on Reimbursements.

(a)The Advisor shall prepare a statement documenting the expenses paid or incurred by the Advisor, the Sub-Advisor and their respective Affiliates for the Company or its subsidiaries, including the Operating Partnership, on a monthly basis. The Company shall reimburse the Advisor, the Sub-Advisor and their respective Affiliates for any expenses reimbursable in accordance with this Section 11 within twenty (20) days after receipt of such statements.

(b)The Company shall not reimburse the Advisor or the Sub-Advisor at the end of any fiscal quarter in which Total Operating Expenses incurred by the Advisor and the Sub-Advisor, in the aggregate, for the four (4) consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of two percent (2%) of Average Invested Assets or twenty-five percent (25%) of Net Income (the “2%/25% Guidelines”) for such Expense Year unless the Independent Directors determine that such Excess Amount was justified, based on unusual and nonrecurring factors that the Independent Directors deem sufficient. If the Independent Directors do not approve such Excess Amount as being so justified, the Advisor shall reimburse the Company the amount by which the Total Operating Expenses exceeded the 2%/25% Guidelines. If the Independent Directors determine such Excess Amount was justified, then, within sixty (60) days after the end of any fiscal quarter of the Company for which Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of the Independent Directors, shall cause such fact to be disclosed to the Stockholders in writing (or the Company shall disclose such fact to the Stockholders in the next quarterly report of the Company or by filing a Current Report on Form 8-K with the Securities and Exchange Commission within sixty (60) days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such excess were justified. Such determination shall be reflected in the minutes of the meetings of the Board of Directors.

12. Other Activities of the Advisor. Nothing contained herein shall prevent the Advisor or any Affiliate of the Advisor from engaging in any other business or activity including, without limitation, rendering services or advising on or earning fees from real estate investment opportunities to any other Person or entity; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee or stockholder of the Advisor or any Affiliate of the Advisor to engage in or earn fees from any other business or to render services of any kind to any other Person and earn fees for rendering such services; provided, however, that the Advisor must devote sufficient resources to the Company’s business to discharge its obligations to the Company under this Agreement.

13. Term; Termination of Agreement.

(a)Term; Renewal. The initial term of this Agreement shall begin on the Effective Date and end on December 31, 2021 and, thereafter, will continue in force for successive one-year periods with the mutual consent of the parties including an affirmative vote of a majority of the Independent Directors; provided, however, that in no event shall the term of this Agreement end until the date that is 60 days after the Board of Directors provides written notice to the Advisor of the Board of Directors’ determination not to renew this Agreement. The Board of Directors will evaluate the performance of the Advisor annually before renewing this Agreement, and each renewal shall be for a term of no more than one year.

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(b)Early Termination. Notwithstanding any other provision of the Agreement to the contrary, this Agreement may be terminated without cause or penalty, by the Company upon a vote of a majority of the Independent Directors or by the Advisor, in each case by providing no less than sixty (60) days’ prior written notice to the other party. In the event of the termination of this Agreement, the Advisor will cooperate with the Company and take all reasonable steps requested to assist the Board of Directors in making an orderly transition of the functions performed hereunder by the Advisor. Notwithstanding the foregoing, the Company will reimburse the Advisor for all costs and expenses (including, without limitation, for any expenses otherwise properly incurred but not yet reimbursed and, in accordance with Section 8(f)(ii), for any Elected Deferred Amounts that have not expired or been repaid) incurred by the Advisor for time spent by the Advisor in connection with the termination and for providing the transition services required. In no event shall the Advisor be required to provide transition services in excess of thirty (30) days after the date of termination of this Agreement.

(c)Termination Pursuant to a Change of Control. This Agreement may be terminated by the Advisor upon a Change of Control.

14. Assignments. The Advisor may not assign this Agreement except to a successor organization that acquires substantially all of its property and carries on the affairs of the Advisor; provided, however that following the assignment, the persons who controlled the operations of the Advisor immediately prior thereto (the “Control Persons”), control the operations of the successor organization, including the performance of duties under this Agreement; provided, further, that if at any time subsequent to the assignment the Control Persons cease to control the operations of the successor organization, the Company may thereupon terminate this Agreement immediately upon notice to the Advisor. This Agreement shall not be assignable by the Company, by operation of law or otherwise, without the consent of the Advisor. Any permitted assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.

15. Obligations Upon Termination; Survival of Certain Provisions. Except as otherwise set forth in this Agreement, upon termination of this Agreement, the parties shall have no further liability or obligation hereunder, provided Sections 13(b), 15, 16, 17 and 25 shall survive termination of this Agreement. Except as set forth in Section 13(b), the Advisor and the Sub-Advisor shall not be entitled to earn compensation under this Agreement after the Termination Date. After the Termination Date, the Advisor or the Sub-Advisor, as applicable, shall be entitled to receive from the Company within thirty (30) days after the Termination Date all amounts then accrued and owing to the Advisor or the Sub-Advisor or which the Advisor or the Sub-Advisor has deferred and then elects to be paid at the time of termination (including without limitation, any expenses otherwise properly incurred but not yet reimbursed and any Elected Deferred Amounts that have not expired or been repaid), subject to the limitations set forth in Section 11 to the extent applicable. With respect to any Advisory Fee payable under Section 8 of this Agreement for the calendar quarter or year in which the termination occurred, the Advisor shall be paid on a pro rata basis through the date of termination, based on the number of days for which the Advisor served as such under this Agreement.

16. Actions Upon Termination. In connection with the termination of this Agreement, the Advisor shall:

(a)Pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued or deferred compensation and reimbursement for expenses to which the Advisor is entitled;

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(b)Deliver to the Board of Directors a full accounting, including a statement showing all payments collected by the Advisor and a statement of all money held by the Advisor, covering the period following the date of the last accounting furnished to the Board of Directors to the date of termination; and

(c)Deliver to the Board of Directors all property and documents of the Company then in the custody of the Advisor.

17. Non-Solicitation. During the period commencing on the date on which this Agreement is entered into and ending one year following the termination of this Agreement, the Company shall not, without the Advisor’s or the Sub-Advisor’s prior written consent, directly or indirectly: (i) solicit, induce, or encourage any person to leave the employment or other service of the Advisor, the Sub-Advisor or any of their Affiliates to become employed by the Company or any of its subsidiaries; or (ii) hire or offer to hire, on behalf of the Company or any other Person, any employee of the Advisor, the Sub-Advisor or any of their Affiliates. Further, with respect to any person who left the employment of the Advisor, the Sub-Advisor or any of their Affiliates (x) during the term of this Agreement or (y) within six (6) months immediately after the termination of this Agreement, the Company shall not, without the Advisor’s or the Sub-Advisor’s prior written consent, directly or indirectly hire or offer to hire on behalf of the Company or any other Person, that person during the six (6) months immediately following his or her cessation of employment. The Company acknowledges and agrees that the restrictions contained in this Section 17 are reasonable and necessary to protect the legitimate interests of the Advisor and the Sub-Advisor and constitute a material inducement of the Advisor to enter into this Agreement and the Sub-Advisor to enter into the Sub-Advisory Agreement with the Advisor. If the Company breaches, or threatens to commit a breach of, this Section 17, the Advisor and the Sub-Advisor shall each have the right, in addition to, and not in lieu of, any other rights and remedies available to the Advisor or Sub-Advisor, as the case may be, to have such provision specifically enforced by any court having competent jurisdiction (without any requirement to post a bond), it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury.

18. Amendments. This Agreement shall not be amended, changed, modified or terminated, or the obligations hereunder discharged, in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns; provider, however, that no modification that impacts the right or obligations of the Sub-Advisor may be made without the Sub-Advisor’s consent and signature.

19. Successors and Assigns. This Agreement shall inure to the benefit of, and shall bind, any permitted successors or assigns of the parties hereto.

20. Governing Law. The provisions of this Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of New York without regard to its conflicts of law principles.

21. Liability and Indemnification.

(a)The Company shall indemnify the Advisor, the Sub-Advisor and their respective Affiliates, officers, directors, employees and agents (individually an “Indemnitee,” collectively the “Indemnitees”) to the same extent as the Company may indemnify its officers, directors and employees under its Charter and Bylaws so long as:

(i)The Indemnitee has determined, in good faith, that the course of conduct that caused the loss, liability or expense was in the best interests of the Company;

(ii)The Indemnitee was acting on behalf of, or performing services on the part of, the Company;

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(iii)The liability or loss was not the result of negligence or misconduct on the part of the Indemnitee; and

(iv)Any amounts payable to the Indemnitee are paid only out of the Company’s net assets and not from any personal assets of any Stockholder.

(b)The Company shall not indemnify any Indemnitee seeking indemnification for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws (“Securities Claims”) unless one or more of the following conditions are met:

(i)There has been a successful adjudication for the Indemnitee on the merits of each count involving alleged Securities Claims as to such Indemnitee;

(ii)The Securities Claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such Indemnitee; or

(iii)A court of competent jurisdiction approves a settlement of the Securities Claims and finds that indemnification for the costs of settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and of the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for Securities Claims.

(c)The Company shall advance amounts to Indemnitees entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:

(i)The legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnitee for or on behalf of the Company;

(ii)The legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and

(iii)the Indemnitee receiving the advance provides the Company with written affirmation of his, her or its good faith belief that he or she has met the standard of conduct necessary for indemnification and undertakes to repay any monies advanced, together with interest thereon at the applicable rate, if a court finds that the person is not entitled to be indemnified.

22. Notices. All notices, requests or demands to be given under this Agreement from one party to the other (collectively, “Notices” and individually a “Notice”) shall be in writing and shall be given by personal delivery, or by overnight courier service for next Business Day delivery at the other party’s address set forth below, or by telecopy transmission at the other party’s facsimile telephone number set forth below. Notices given by personal delivery (i.e., by the sending party or a messenger) shall be deemed given on the date of delivery. Notices given by overnight courier service shall be deemed given upon deposit with the overnight courier service and Notices given by telecopy transmission shall be deemed given on the date of transmission provided such transmission is completed by 5:00 p.m. (sending party’s local time) on a Business Day, otherwise delivery by transmission shall be deemed to occur on the next succeeding Business Day. If any party’s address is a business, receipt, or the refusal to accept delivery, by a receptionist or by any Person in the employ of such party, shall be deemed actual receipt by the party of Notices. Notices may be issued by an attorney for a party and in such case such Notices shall be deemed given by such party. The parties’ addresses are as follows:

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If to the Company or the Operating Partnership:

InPoint Commercial Real Estate Income, Inc.

2901 Butterfield Road

Oak Brook, IL 60523

Attention: Chief Executive Officer

Telephone: (630) 218-8000

Facsimile: (630) 368-2218

If to the Advisor:

Inland InPoint Advisor, LLC

2901 Butterfield Road

Oak Brook, IL 60523

Attention: Robert H. Baum, Esq.

Telephone: (630) 218-8000

Facsimile: (630) 368-2218

Any party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 22.

23. Conflicts of Interest and Fiduciary Relationship to the Company and to the Stockholders. The Company and the Operating Partnership on the one hand and the Advisor on the other hand recognize that their relationship is subject to various conflicts of interest. The Advisor, on behalf of itself and its Affiliates, acknowledges that the Advisor has a fiduciary relationship to the Company and its Stockholders and the Operating Partnership and its partners. The Advisor, on behalf of itself and its Affiliates, shall endeavor to balance the interests of the Company and the Operating Partnership with the interests of the Advisor and its Affiliates in making any determination where a conflict of interest exists between the Company or the Operating Partnership and the Advisor or its Affiliates.

24. Cyber-Security and Business Continuity. The Advisor shall maintain (i) business continuity and disaster recovery and backup capabilities and (ii) policies and procedures reasonably designed to detect, prevent and respond to cyber-attacks. The Advisor shall promptly notify the Board of Directors of any cyber-security breach which could reasonably be expected to affect the Company or the ability of the Advisor to perform its duties and other obligations under this Agreement.

25. Confidentiality. The Advisor acknowledges and agrees that it will have access to confidential and proprietary information and materials concerning or pertaining to the Company. The Advisor, on behalf of itself and its Affiliates shall, and shall cause its and its Affiliates’ partners, managers, officers, employees, representatives and agents, to hold such information in the strictest confidence and to not use, copy, or divulge to third parties or otherwise use, except in accordance with the terms of this Agreement in furtherance of its duties and obligations hereunder, any information obtained from or through the Company; provided that this covenant shall not apply to information (i) which is in the public domain now or when it becomes in the public domain in the future, other than by reason of a breach of this Agreement, (ii) which has come to the Advisor from a lawful source not bound to maintain the confidentiality of such information, or (iii) disclosures which are required by law, regulatory authority, regulation or legal process so long as the Advisor provides prompt written notice in advance of such disclosures (to the extent permitted by applicable law and practical under the circumstances) in order to allow the Company the opportunity to seek (at the Company’s expense) a protective order or other appropriate remedy (and if such protective

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order or similar remedy is obtained no such disclosure shall be made to the extent no longer required as a result of such protective order or similar remedy).

26. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

27. Third-Party Beneficiary. The Sub-Advisor is intended to be a third-party beneficiary of the Company’s payment and indemnification obligations hereunder and for the provisions in Section 17 (Non-Solicitation). Except as set forth in the immediately preceding sentence and except for those Persons entitled to indemnification under Section 21, who shall be third-party beneficiaries of this Agreement, no other Person is a third party beneficiary of this Agreement.

28. Initial Investment. The Advisor or one of its Affiliates contributed $200,000 (the “Initial Investment”) in exchange for the issuance of Class P Shares. The Advisor or its Affiliates may not sell any of the Shares purchased with the Initial Investment while the Advisor acts in an advisory capacity to the Company. The restrictions included above shall not apply to any Shares acquired by the Advisor or its Affiliates other than the Shares acquired in the amount of the Initial Investment. Neither the Advisor not its Affiliates shall vote any Shares they now own, or hereafter acquire, or consent that such Shares be voted, on matters submitted to the Stockholders regarding (i) the removal of Inland InPoint Advisor, LLC or any of its Affiliates as the Advisor; (ii) the removal of any member of the Board of Directors; or (iii) any transaction by and between the Company and the Advisor, a member of the Board of Directors or any of their Affiliates.

[Signatures on next page]

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IN WITNESS WHEREOF, the undersigned have executed this First Amended and Restated Advisory Agreement as of the Effective Date.

COMPANY:		ADVISOR:

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.		INLAND INPOINT ADVISOR, LLC

By:	/s/ Catherine L. Lynch	By:	/s/ Roderick S. Curtis
Name:	Catherine L. Lynch	Name:	Roderick S. Curtis
Title:	Chief Financial Officer and Treasurer	Title:	President

OPERATING PARTNERSHIP:

INPOINT REIT OPERATING PARTNERSHIP, LP

By:	INPOINT COMMERCIAL REAL ESTATE INCOME, INC.
Its:	General Partner

By:	/s/ Catherine L. Lynch
Name:	Catherine L. Lynch
Title:	Chief Financial Officer and Treasurer

[Signature Page to the Second Amended and Restated Advisory Agreement]

8112732.1